Exhibit 10.1

OPTION AGREEMENT

This OPTION AGREEMENT (the “Agreement”) is entered into and shall be effective as of the 31st day of March, 2011 by and between Amper, S.A. (the “Seller”) and Elandia International Inc. (the “Buyer”). The Seller and the Buyer are sometimes referred to herein collectively as the “Parties” and each individually as a “Party.”

WHEREAS, this Agreement is being entered into in conjunction with the closing of the transaction contemplated by that certain Contribution Agreement by and between the Parties, dated July 29, 2010, as the same has been amended (the “Contribution Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants herein expressed, the Parties hereby agree as follows:

ARTICLE I

OPTION

1.01 Option. Effective as of the date hereof, Buyer may at any time prior to September 30, 2011 (the “Termination Date”), at its option and in its sole discretion, purchase in whole but not in part, 58,298,179.6875 capital shares of Hemisferio Norte Brasil, S.L. representing 10.4% of its issued and outstanding capital shares as of the date hereof (the “Remaining Interest”) from Seller (the “Option”).

1.02 Option Price. The purchase price for the Remaining Interest shall be $8,900,000 (the “Option Price”) payable by Buyer by issuance of shares of Common Stock of Buyer at a price per share equal to the fair market value of a share of Common Stock of Buyer as of the date of the exercise of the Option (the “Option Shares”). For example, if the fair market value of a share of Common Stock as of the exercise date was $.50, Buyer would issue 17,800,000 shares to Seller on the Closing Date. The Seller shall have the benefit of all rights with respect to the Option Shares as provided to Seller with respect to the shares of Common Stock of Buyer issued to it pursuant to the Contribution Agreement.

1.03 Exercise Notice. Buyer may exercise its Option pursuant to Section 1.01 by delivering to the Seller, in accordance with Section 2.01, written notice of such exercise (the “Exercise Notice”). The Exercise Notice shall specify the expected closing date of the exercise of the Option (the “Closing Date”), which may be any date not more than thirty (30) days subsequent to the date the Buyer delivers the Exercise Notice to the Seller or at a later date if required by any necessary third party consents; provided, however, that this Agreement shall be immediately terminated if the Closing Date has not occurred within six (6) months after the date of the Exercise Notice so long as such delay is not solely attributable to actions of the Seller. Buyer may withdraw an Exercise Notice at any time prior to the Closing Date.

1.04 Conditions to Closing.

(a) The obligation of the Buyer to issue the Option Shares is subject to the satisfaction, at or before the Closing Date of the following condition, provided that this condition is for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Seller with prior written notice thereof:

(i) The Buyer shall have received a certificate, dated as of the Closing Date and signed by a duly authorized officer of the Seller that the representations and warranties of the Seller set forth in Article 2 of the Contribution Agreement are true and correct in all material respects as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date); provided, however, that all references in such representations and warranties to the Shares shall be deemed to refer to the Option Shares and all references to the Contributed Shares shall be deemed to refer to the Remaining Interest.

(b) The obligation of the Seller to transfer the Remaining Interest is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Seller’s sole benefit and may be waived by the Seller at any time in its sole discretion by providing the Buyer with prior written notice thereof:

(i) The Seller shall have received a certificate, dated as of the Closing Date and signed by a duly authorized officer of the Buyer that the representations and warranties of the Buyer set forth in Article 3 of the Contribution Agreement are true and correct in all material respects as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date); provided, however, that all references in such representations and warranties to the Shares shall be deemed to refer to the Option Shares and all references to the Contributed Shares shall be deemed to refer to the Remaining Interest.

(ii) The Buyer shall have executed an amendment to the Registration Rights Agreement (as defined in the Contribution Agreement) to include the Option Shares as Registrable Securities (as defined in the Registration Rights Agreement) in form and substance satisfactory to Seller and delivered the same to Seller.

1.05 Closing. On the Closing Date, the Parties shall do the following:

(a) the Seller shall deliver to the Buyer such certificates or transfer instruments as reasonably necessary and appropriate to transfer the Remaining Interest to the Buyer, duly executed on behalf of the Seller and registered in the name of Buyer; and

(b) the Buyer shall deliver (or cause its transfer agent to deliver) to Seller certificates representing the Option Shares, duly executed on behalf of the Buyer and registered in the name of Seller.

ARTICLE II

MISCELLANEOUS

2.01 Notification. All notices under this Agreement shall be in writing and shall be given and deemed received as set forth in the Contribution Agreement.

2.02 Entire Agreement; Further Assurances. This Agreement and the Contribution Agreement (including the exhibits, schedules and agreements contemplated thereby) contains the entire understanding of the Parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the Parties with respect to such subject matter, and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by all Parties. The Parties agree to execute such further instruments and to take such further actions as may reasonably be necessary to carry out the intent of this Agreement.

2.03 Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except as provided in this Agreement. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

2.04 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, .pdf or other electronic means shall be effective as delivery of a manually executed counterpart to the Agreement.

2.05 Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Time shall be of the essence in this Agreement. The Parties agree that they have jointly participated in the negotiation and drafting hereof. In the event of an ambiguity or if a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” As used herein, words in the singular will be held to include the plural and vice versa (unless the context otherwise requires), words of one gender shall be held to include the other gender (or the neuter) as the context requires, and the terms “hereof”, “herein”, and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

2.06 Severability. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

2.07 Arm’s Length Negotiations. Each Party expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

2.08 Specific Performance. Each Party acknowledges and agrees that the other Parties would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached, so that a Party shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which such Party may be entitled, at law or in equity. No limitation herein shall restrict any Party from seeking and obtaining equitable relief. Except as otherwise provided herein, no remedy herein conferred upon a Party is intended to be exclusive of any other remedy. No single or partial exercise by a Party of any right, power or remedy hereunder shall preclude any other or further exercise thereof. All remedies under this Agreement or otherwise afforded to any Party, shall be cumulative and not alternative.

2.09 Assignments and Transfers; No Third-Party Beneficiaries. This Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective permitted successors, assigns and legal representatives, but shall not (except as expressly provided herein) otherwise be for the benefit of any third party.

2.10 Governing Law; Jurisdiction. All disputes arising out of or in connection with this Agreement, or the validity, enforceability or scope of this arbitration provision, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce. Within 10 days after the commencement of arbitration, the Seller on the one hand, and the Buyer on the other hand, shall select one person to act as arbitrator and the two selected shall select a third arbitrator within 5 days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the International Chamber of Commerce (“ICC”). This Agreement shall be governed by the laws of the State of Florida. The Parties agree that the United States Federal Arbitration Act shall govern the interpretation, enforcement, and proceedings pursuant to the arbitration clause in this Agreement. The place of the arbitration shall be in New York, New York. The language of the arbitration shall be English. The arbitrators shall award to the prevailing party, if any, as determined by the arbitrators, all of its costs and fees. “Costs and fees” mean all reasonable pre-award expenses of the arbitration, including the arbitrators’ fees, administrative expenses, travel expenses, out of pocket expenses such as copying and telephone, court costs, witness fees, and attorney’s fees. The taking of evidence in the arbitration shall be governed by the International Bar Association Rules on the Taking of Evidence in International Commercial Arbitration (the “IBA Rules”).

2.11 Expiration of Representations and Warranties; Remedies. None of the representations and warranties in this Agreement or in any certificate or other instrument delivered pursuant to this Agreement shall survive the Closing Date. The covenants and other agreements that by their terms apply, or that are to be performed in whole or in part, after the Closing Date, shall survive the consummation of the transactions contemplated hereby. Notwithstanding anything to the contrary in this Agreement, no Party shall, in any event, be liable to any other Person (as defined in the Contribution Agreement) for any consequential, incidental, indirect, punitive or special damages, including loss of future revenue, income or profits, diminution of value or loss of business reputation or opportunity.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Amper, S.A.

By:	/s/ Jaime Espinosa de los Monteros
Name: Jaime Espinosa de los Monteros
Title: Chairman

Elandia International Inc.

By:	/s/ Pete R. Pizarro
Name: Pete R. Pizarro
Title: CEO